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                                                                    EXHIBIT 7(b)

                               CUSTODIAN CONTRACT

                                     Between

                                  JANUS ADVISER

                                       and

                      STATE STREET BANK AND TRUST COMPANY

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                               CUSTODIAN CONTRACT

         This contract between State Street Bank and Trust Company, a Massachusetts trust company, (hereinafter referred to as the "Custodian"), and Janus Adviser, on behalf of each portfolio listed on Appendix A (each, hereinafter referred to individually as a "Fund", and collectively as the "Funds").

                                   WITNESSETH:

         WHEREAS, each Fund desires the Custodian to act as custodian for a limited purpose for certain assets of the Funds, all of which are open-end management investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Securities and Exchange Commission, in an order dated October 11, 1995, and published in Investment Company Act Release No. 21407, granted an application for exemptive relief, thereby allowing the Funds to participate in joint trading accounts to be used to enter into short-term investments; and

         WHEREAS, the Funds desire that the Custodian establish one or more joint trading accounts (a "Joint Account") and hold cash for the Funds in connection with repurchase transactions and other short- term investments effected through a Joint Account; and

         WHEREAS, other registered open-end management investment companies for which Janus Capital Management LLC serves as investment adviser (the "Janus Funds") may, along with the Funds, participate in transactions through a Joint Account; and

         WHEREAS, the Custodian may, from time to time, enter into subcustodian agreements with the Janus Funds and each of the custodians employed by such Janus Funds (the "Janus Custodians"); and

         WHEREAS, the Funds and the Janus Funds may, from time to time, enter into one or more written repurchase agreements, pursuant to which one or more of the Funds and the Janus Funds will agree to purchase and resell, and the sellers named in such agreements will agree to sell and repurchase through a Joint Account, certain securities (collectively, the "Repurchase Securities")(such repurchase agreements being hereinafter referred to collectively, as the "Repurchase Agreements"); and

         WHEREAS, the Funds and the Janus Funds may, from time to time, invest in other short-term investments through a Joint Account (such investments hereinafter referred to as the "Short-Term Investments").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Employment of Custodian; Establishment of the Joint Account; and Property to be Held by Custodian

         Janus Adviser, on behalf of the Funds, hereby employs and appoints the Custodian for the limited purpose of transactions concerning Short-Term Investments in one or more Joint Accounts, subject to the terms and provisions of this Contract.

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         Janus Adviser hereby instructs the Custodian to establish a Joint
Account to hold cash for the limited purpose of assisting the Funds to execute Repurchase Transactions and to invest in Short-Term Investments, and one or more Joint Accounts to hold any securities representing Short-Term Investments other than Repurchase Securities ("Short-Term Securities") which are (a) received by the Custodian as custodian for the Funds, (b) received by the Custodian on behalf of other Janus Custodians, and (c) received or held by the Custodian as custodian or subcustodian for other Janus Funds.

         The Funds may from time to time deposit cash with the Custodian in. a Joint Account. The Custodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Custodian.

2. Duties of the Custodian with Respect to Property of the Funds Held By the Custodian

2.1 Holding Securities. The Custodian shall not hold in its custody or deliver out any Repurchase Securities. The Custodian shall hold Short-Term Securities as follows: (1) in the case of certificated securities, by physical receipt of the share certificates or other instruments representing such securities and by segregation of such certificates or instruments from other assets of the Custodian; and (2) in the case of securities held in book-entry form, in the Federal Reserve book-entry system, in a clearing agency which acts as a securities depository or in another book-entry system for the central handling of securities, collectively referred to herein as "Securities System", in accordance with Section 2.6 of this Contract.

2.2 Delivery of Securities. The Custodian shall release and deliver Short-Term Securities owned by the Funds under this Contract held by the Custodian or in a Securities System account of the Custodian, its agents or its subcustodians only upon receipt of Proper Instructions (as defined below), which may be standing instructions, in the following cases:

         a) Upon sale of such Short-Term Securities for the account of the Funds and receipt of payment therefore by cash, bank credit, or bank wire transfer received by the Subcustodian;

         b) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.6 of this Contract;

         c) In the case of Short-Term Securities held in physical form, in accordance with "street delivery" custom to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Short-Term Securities; or

         d) For any other purpose, but only upon receipt of Proper Instructions specifying the securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

2.3 Collection of Income. The Custodian or its agents shall receive from a Repo Custodian (as defined in Section 2.4 (b) below) the interest and principal on repurchase transactions for a Fund The Custodian or its agents shall collect on a timely basis all interest and other payments with respect to Short-Term Securities held hereunder to which a Fund shall be entitled if, on the date of payment by the issuer, such securities are held by the Custodian or its agents, and shall credit such income, as collected, to the applicable Fund.

2.4 Payment of Fund Monies. Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out monies of the Funds in the following cases only:

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1)       Upon the purchase of Short-Term Securities for the account of the Funds but only:

         (a) against the delivery of such Short-Term Securities to the Custodian in the name or in the name of a nominee of the Custodian or in proper form for transfer;

         (b) in the case of a purchase effected through a Securities System, in accordance with the provisions of Section 2.6 hereof; or

         (c) for transfer to a time deposit account of the Joint Account in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

2)       In the case of Repurchase Agreements entered into by the Funds:

         (a) In the case of Repurchase Agreements entered into between the Funds and the Custodian, or another bank, or a broker-dealer which is a member of the National Association of Securities Dealers, Inc., provided that payment shall be made by the Custodian, with respect to Repurchase Securities to be held by the Custodian, only: (i) against delivery of such Repurchase Securities either in certificate form or through a transfer of such Repurchase Securities to a customer-only account of the Custodian on the book-entry records of a Securities System in accordance with the provisions of Section 2.6 or (ii) against delivery of the receipt evidencing purchase by the Funds of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Funds; or

         (b) To one or more Repo Custodians, if any, appointed by the Fund and communicated to the Custodian by Proper Instructions, including Schedule D (as may be amended from time to time) attached to this Contract, duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions, which payment may be made without contemporaneous receipt by the Custodian of assets in exchange therefore (a "Free Trade"), and upon which delivery to such Repo Custodian in accordance with Proper Instructions from the Fund, the Custodian shall have no further responsibility or obligation to the Fund with respect to the securities so delivered in a Free Trade, provided that, in preparing reports, if any, of monies received or paid out of the Fund or of assets comprising the Fund, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian's reports until such assets are received by the Custodian;

3) For deposit with Brown Brothers Harriman & Co, ("Brown Brothers"), a custodian for certain assets of the Funds, which deposit may be made daily and will represent the total principal and accrued interest allocable to the Funds in a Joint Account by the close of each trading day; provided, however, that this shall not prevent the Custodian from netting the transfers of cash between Custodian and Brown Brothers each day; or

4) For any other proper purpose, but only upon receipt of, Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

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2.5      Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this
         Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.6 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Funds in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

2.7 Proper Instructions. Proper Instructions, which may also -be standing instructions, as used throughout this Agreement, shall mean instructions received by the Custodian from a Fund such Fund's investment manager, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that a Fund has followed any security procedures agreed to from time to time by such Fund and the Custodian, including, but not limited to, the security procedures selected by such Fund in the Funds Transfer Addendum to this Contract. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each Fund shall cause all oral instructions to be confirmed in writing. Each Fund or such Fund's investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from such Fund to the contrary.

2.8 Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Funds:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Funds;

         2) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Funds held by the Custodian except as otherwise directed by the respective Boards of Trustees of the Funds.

2.9 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of a Fund. The Custodian may receive and accept a certified copy of a vote of the respective Boards of Trustees of the Funds as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by such Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

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3.       Records

         The Custodian shall create, based on information received from the Funds' investment adviser(s), and maintain records which reflect at all times
(1) the respective aggregate investment of each Fund in a Joint Account and (2) each Fund's respective pro rata share of each Repurchase Transaction and each Short-Term Investment held in a Joint Account.

4.       Reports to Funds by Independent Public Accountants

         The Custodian shall provide the Funds, at such times as the Funds may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Funds to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

5.       Compensation of Custodian

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Funds and the Custodian and as initially set forth in the Jumbo Repurchase Agreement Fee Schedule attached as Schedule B to this Contract.

6.       Responsibility of Custodian

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Custodian and/or the Funds for any action taken or omitted by it in good faith without negligence or willful misconduct. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Custodian and/or the Funds) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         Except as may arise from the Custodian's own negligence, bad faith or willful misconduct or the negligence, bad faith or willful misconduct of an agent, the Custodian shall be without liability to the Funds or the Custodian for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by Brown Brothers, the Funds or Janus Capital Management LLC in their instructions to the Custodian provided such instructions have been in accordance with this Contract;
(iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially

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prevalent payment or clearing system to deliver to the Custodian's agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Funds, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

         If the Funds require the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Funds being liable for the payment of money or incurring liability of some other form, the Funds, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Funds require the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Funds shall be security therefor and should the Funds fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of assets of the Funds to the extent necessary to obtain reimbursement.

7.       Effective period, Termination and Amendment

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by any party by an instrument in writing delivered or mailed, certified and postage prepaid to the other parties, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that a Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of its Declaration of Trust, and further, provided that the Funds may at any time by action of their respective Boards of Trustees immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         This Contract may be terminated as to one or more Funds (but less than all Funds) by delivery of an amended Schedule A pursuant to this Article 7. The execution and delivery of a termination letter with an amended Schedule A which deleted one or more Funds shall constitute a termination of this Contract only with respect to such deleted Fund(s) but shall not affect this Contract with respect to any other Fund. In addition, this Contract shall terminate with respect to a Fund upon the effective date of the termination of such Fund's Custodian Agreement with Brown Brothers by which such Brown Brothers ceases to serve as the custodian for the securities, cash and other assets of the Fund; the Funds shall notify the Custodian of such termination promptly.

         In the event that Janus Adviser desires to add one or more Funds to this Contract, with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, which notice shall include an amended Appendix A, and if the Custodian

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agrees in writing to provide such services, such new Fund or Funds become subject to this Contract. Appendix A also may be amended from time to time to delete one or more Funds, by the Fund's delivery of an amended Appendix A to the Custodian.

         Upon termination of this Contract, the Funds shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

9.       Successor Custodian

         In the event of termination of this Contract, the Custodian will deliver any assets held by it hereunder to such successor subcustodian as the Funds shall instruct in a manner to be mutually agreed upon by the parties hereto or in the absence of such agreement in a reasonable manner. Further in the event of termination, the Custodian shall be entitled to receive prior to the delivery of the securities held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Article 5 hereof.

10.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the Custodian and the Funds may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of any Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

11.      Amendment

         Any modification or amendment of the terms of this Contract shall be agreed to in writing and signed by an authorized officer of each party.

12.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts, without the application of conflicts of laws principles.

13.      Prior Contracts

         This Contract constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and shall supersede and terminate any previous contracts between the parties on such subject matter.

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14.      Counterparts

         This Contract may be executed in multiple counterparts, all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 14th day of October, 2003.

ATTEST                                       JANUS ADVISER
                                             On Behalf of Its Portfolios
                                             Listed on Appendix A.

/s/ Kelley Abott Howes                       By: /s/ Bonnie M. Howe
----------------------                           -------------------------------
Title: Vice President                        Title: Vice President

ATTEST                                       STATE STREET BANK AND TRUST COMPANY

_________________________                    By: /s/ Joseph L. Hooley
                                                 -------------------------------
Title: Counsel                               Title: Executive Vice President

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                                   APPENDIX A
                                       TO
                               CUSTODIAN CONTRACT

                                     Between
                     State Street Bank and Trust Company and
                   Janus Adviser, on behalf of its portfolios

                              Dated October 14,2003

PORTFOLIOS OF JANUS ADVISER

         U.S. VALUE FUND
         INTERNATIONAL EQUITY FUND

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